EXHIBIT 5

OPINION RE: LEGALITY

GARY STEVEN FINDLEY & ASSOCIATES

Gary Steven Findley*	A PROFESSIONAL CORPORATION	Telephone
Thomas Q. Kwan	ATTORNEYS AT LAW	(714) 630-7136
Laura Dean-Richardson		Telecopier
Debra L. Barbin	1470 NORTH HUNDLEY STREET	(714) 630-7910
	ANAHEIM, CALIFORNIA 92806	(714) 630-2279
*A Professional Corporation

November 9, 2006

1st Pacific Bancorp

4275 Executive Square, Suite 650

La Jolla, California 92037

Re:        Registration Statement on Form S-4EF

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 4,699,034 shares of your common stock, no par value (the “Bancorp common stock”).  We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Bancorp common stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Bancorp common stock, the Bancorp common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

Respectfully submitted,

GARY STEVEN FINDLEY & ASSOCIATES

By:	/s/ Gary Steven Findley

Gary Steven Findley
Attorney at Law